Exhibit 10.1

Lordstown Motors Corp.

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of this Plan are to: (1) attract and retain the best available Employees, Directors and Consultants to ensure the Company’s success and accomplish the Company’s goals; (2) incentivize Employees, Directors and Consultants with long-term equity and equity-based compensation to align their interests with the Company’s stockholders; and (3) promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2.	Definitions. As used herein, the following definitions will apply:

“Administrator” means the Board, the Compensation Committee of the Board or any Committee as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity and equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means, individually or collectively, a grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. An Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) if the Participant is party to an employment or similar agreement with the Company or any of its Subsidiaries, the definition of “Cause” set forth therein, or (b) if no such agreement exists, the Participant’s (i) refusal to perform, or refusal to make good faith efforts to substantially perform, the Participant’s duties to the Company and its Subsidiaries, which refusal is not cured (to the extent curable) within 15 days following receipt by the Participant of written notice from the Company or its applicable Subsidiary describing such refusal, (ii) commission of acts constituting a felony or a crime involving moral turpitude, (iii) gross negligence or willful misconduct in the performance of duties for the Company or its Subsidiaries or (iv) material breach of the terms of any agreement with the Company or any of its Subsidiaries, including, without limitation, any employment agreement or any non-competition, non-solicitation or confidentiality provisions, which breach is not cured (to the extent curable) within 15 days following receipt by the Participant of written notice from the Company or its applicable Subsidiary describing such breach.

“Change in Control” means the occurrence of any of the following events:

(i)	any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) by the Permitted Holder or (E) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iv) of this definition); or

(ii)	during any period of not more than 24 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; or

(iii)	A sale or other disposition of all or substantially all of the Company’s assets in one or more transactions, other than to any entity of which more than 50% of the total voting power is owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to the transaction which results in a sale or disposition as to all or substantially all of the Company’s assets; or

(iv)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless (1) the merger, consolidation, statutory share exchange or similar form of corporate transaction is with the Permitted Holder or (2) immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (2)(A), (B) and (C) of this paragraph (iv) will be deemed to be a “Non-Qualifying Transaction”); or

(v)	the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

For purposes of this Section, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, (i) the occurrence of any event shall not be deemed a Change in Control with respect to any Award that is subject to Code Section 409A unless such event qualifies as a change in control event within the meaning of Code Section 409A, and (ii) a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person to above-prescribed threshold levels, a Change in Control will then occur. For the avoidance of doubt, the business combination with DiamondPeak Holdings Corp. pursuant to which the Company will consummate a merger with an affiliate of DiamondPeak Holdings Corp., the subsequent initial public offering of the Company’s Shares and related transactions shall not be considered a “Change in Control” under this Plan.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or the Compensation Committee of the Board in accordance with Section 4.

“Common Stock” means the common stock of the Company.

“Company” means Lordstown Motors Corp., a Delaware corporation, or its successor.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, as to whom the registration of an offer or sale of the Company’s securities to such person pursuant to a Registration Statement on Form S-8 is available.

“Covered Disputes” means any and all disputes arising out of, concerning, related to or touching upon in any way the Plan and/or, to the extent not otherwise specified in any individual agreement between the Company and the Participant, any aspect of the Participant’s employment or the termination of that employment; except that Covered Disputes do not include (a) administrative claims for workers’ compensation or unemployment benefits; (b) claims for benefits under a Company benefit plan or program that provides its own process for dispute resolution and/or arbitration of disputes; (c) claims governed by a collective bargaining agreement; (d) an action filed in court for the limited purpose of seeking immediate, preliminary, or temporary injunctive relief to prevent imminent harm or to preserve the status quo, such as to prevent imminent disclosure of trade secrets or other confidential information or violation of a restrictive covenant; but after temporary or preliminary relief is considered, the substance of the claim and any request for permanent injunctive relief is a Covered Dispute and is then subject to mandatory arbitration; (e) claims for which mandatory arbitration would be invalid or unenforceable as a matter of law; (f) charges or complaints filed with any government agency, such as the Equal Employment Opportunity Commission; however, any lawsuit that could be filed after a governmental agency charge or complaint is a Covered Dispute; and (g) legal actions to compel arbitration of a Covered Dispute or to dismiss a lawsuit because it is subject to mandatory arbitration, or actions to enforce or vacate an arbitrator’s award.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time and as may be reflected in an Award Agreement.

“Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. Service as a Director, for a fee or otherwise, will not be considered “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, or the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock ) as quoted on such exchange or system on the day of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred);

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, Fair Market Value of a Share will be determined in good faith by the Administrator in a manner intended to avoid adverse tax consequences under Section 409A of the Code.

“Good Reason” means (a) if the Participant is party to an employment or similar agreement with the Company or any of its Subsidiaries, the definition of “Good Reason” set forth therein, or (b) if no such agreement exists, (i) a material reduction by the Company or any of its Subsidiaries in the Participant’s annual base salary (other than a reduction, applied after consultation with the Chief Executive Officer of the Company or its applicable Subsidiary, of not more than ten percent as part of a generally applicable reduction in base salaries, measured cumulatively) or (ii) a relocation of the Participant’s primary place of employment by more than 50 miles from that in effect on the date of grant; provided that no such event(s) as described in clauses (i) and (ii) shall constitute “Good Reason” unless the Participant has given written notice to the Company or its applicable Subsidiary of the Participant’s intention to resign for Good Reason within 90 days of the occurrence of any such event and the Company or its applicable Subsidiary shall have failed to cure such events within thirty (30) days after receipt by the Company or its applicable Subsidiary from the Participant of written notice describing in detail such events.

“Incentive Stock Option” means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means a stock option granted pursuant to the Plan.

“Outside Director” means a Director who is not an Employee.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period, if any, during which the transfer of Shares of Restricted Stock are subject to restrictions. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

“Permitted Holder” means Stephen S. Burns or any entity controlled directly or indirectly by him.

“Plan” means this 2020 Equity Incentive Plan.

“Repricing” means any of the following actions taken by the Administrator with respect to an Option or Stock Appreciation Right: (i) lowering or reducing its exercise price, (ii) cancelling, exchanging or surrendering it in exchange for: (A) cash or another award for the purpose of repricing the award or (B) an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original award; and (iii) taking any other action that constitutes a “repricing” under Applicable Laws; provided that a Repricing shall not include any action taken with stockholder approval or any adjustment of an Option or Stock Appreciation Right pursuant to Section 13(a).

“Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 7.

“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to one Share or the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or its successor, as in effect when discretion is being exercised with respect to the Plan.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as may be adjusted in accordance with Section 13.

“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that is designated as a Stock Appreciation Right pursuant to Section 9.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.	Stock Subject to the Plan.

(a)            Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 1,866,666 Shares, in addition to Shares underlying Awards that were initially granted under the Lordstown Motors Corp.’s 2019 Equity Incentive Plan and converted into Awards under the Plan upon the closing of the Company’s business combination with Lordstown Motors Corp. The maximum aggregate number of Shares underlying Awards set forth in the prior sentence, disregarding Awards issued under the Prior Plan, may be granted as Incentive Stock Options. The maximum aggregate number of Shares subject to Awards granted during a single fiscal year to any Outside Director, taken together with any cash fees paid to such Director during such fiscal year in respect of the Director’s service as a member of the Board during such fiscal year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes)

(b)            Lapsed Awards. If any Award or portion thereof expires or becomes unexercisable without having been exercised in full or is forfeited to or repurchased by the Company due to failure to vest or be earned, the Shares which were subject to such Award or portion thereof will become available for future grant under the Plan. With respect to Stock Appreciation Rights, the total number of Shares subject to such Stock Appreciation Rights while outstanding and the total number of Shares as which such Stock Appreciation Right is exercised (and not the net number of Shares actually issued pursuant to such Stock Appreciation Rights upon exercise) will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award (other than unvested Restricted Stock to the extent subsequently forfeited) will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant under the Plan. In addition, Shares repurchased by the Company with the proceeds of the exercise prices for any Options may not be reissued under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c)            Substitute Awards. Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or Parent or any of its Subsidiaries (“Substitute Awards”) shall not reduce the number of Shares available for issuance under the Plan. In addition, to the extent permitted by stock exchange requirements and subject to the stockholder approval requirements thereof, any shares of stock of an acquired organization available for future awards under an existing plan of that organization (as adjusted and converted into Shares in accordance with the terms of the acquisition transaction) may be added to the number of Shares available for Awards under the Plan.

4.	Administration of the Plan.

(a)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan will be administered by: (A) the Board, (B) the Compensation Committee of the Board, or (C) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)     Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted;

(iii)	to determine the number of Shares to be covered by each Award granted;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)	to construe and interpret the terms of the Plan and Awards;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws or otherwise;

(viii)	to modify or amend each Award (subject to Section 18), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, subject to the no-Repricing provision below;

(ix)	to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously made by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, accountants and consultants as it may select. Notwithstanding anything to the contrary herein, in no event shall the Administrator effect any Repricing of any Option or Stock Appreciation Right.

(c)            Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants, any other holders of Awards and anyone claiming through them and will be given the maximum deference permitted by Applicable Laws.

5.       Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.       Stock Options.

(a)            Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)            Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the vesting and exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms of the Plan. The Administrator, in its discretion, may reduce or waive any restrictions for such Award or accelerate the time at which any restrictions will lapse or be removed.

(c)            Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted and calculation will be performed in accordance with Code Section 422.

(d)            Term of Option. The term of each Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, provided that in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)	Option Exercise Price and Consideration.

(i)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following (other than in the case of Substitute Awards):

1.	In the case of an Incentive Stock Option:

a.	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

b.	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

2.	In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)	Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any vesting conditions that must be satisfied before the Option may be exercised.

(iii)	Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(f)	Exercise of Option.

(i)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be considered exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13. No dividends or dividend equivalent rights shall be paid or accrued on Options.

(ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination of employment (but in no event later than the expiration of the term of such Option). Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the unvested portion will terminate. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate.

(iii)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination of employment (but in no event later than the expiration of the term of such Option). Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion will terminate. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate.

(iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death (but in no event later than the expiration of the term of such Option). Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the unvested portion of the Option will terminate. If the Option is not so exercised within the time specified herein, the Option will terminate.

7.	Restricted Stock.

(a)            Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)            Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions, if any, on such Shares have lapsed.

(c)            Transferability. Except as provided in this Section or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.

(d)            Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem necessary or advisable.

(e)            Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may reduce or waive any restrictions for such Award or accelerate the time at which any restrictions will lapse or be removed.

(f)            Voting Rights as a Stockholder. During any Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)            Dividends and Other Distributions. During any Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares. However, all such dividends or distributions, whether paid in Shares or cash, will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, and if such Shares of Restricted Stock are forfeited to the Company, such dividends or other distributions shall also be forfeited.

(h)            Return of Restricted Stock to Company. Any Shares of Restricted Stock that do not vest in accordance with the terms of the Award Agreement will revert to the Company.

8.	Restricted Stock Units.

(a)            Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator in accordance with the terms and conditions of the Plan.

(b)            Restricted Stock Unit Agreement. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(c)            Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(d)            Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(e)            Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the dates determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both, subject to the applicable Award Agreement.

(f)            Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of earned Restricted Stock Units, no right to vote or receive dividends or other distributions or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan. Notwithstanding the foregoing, if any Award Agreement provides for dividend equivalents with respect to Restricted Stock Units, such dividend equivalents may be earned in Shares or cash but will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which they relate and if the Restricted Stock Units are forfeited to the Company such dividend equivalents shall also be forfeited.

(g)            Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.	Stock Appreciation Rights.

(a)            Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)            Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the vesting and exercise restrictions, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms of the Plan. The Administrator, in its discretion, may reduce or waive any restrictions for such Award or accelerate the time at which any restrictions will lapse or be removed.

(c)            Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(d)            Exercise Price and Other Terms. The per share exercise price for the Shares that will determine the amount of the payment to be issued upon exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant (other than in the case of Substitute Awards). Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms of Stock Appreciation Rights granted under the Plan.

(e)            Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules applicable to Options set forth in Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)            Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; by

(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof, subject to the applicable Award Agreement.

(g)            Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of exercised Stock Appreciation Rights, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Stock Appreciation Rights. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13. No dividends or dividend equivalent rights shall be paid or accrued on Stock Appreciation Rights.

10.	Performance Units and Performance Shares.

(a)            Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)            Performance Unit/Share Agreement. Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period (as defined below), the performance objectives, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms of the Plan.

(c)            Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)            Performance Objectives and Other Terms. The Administrator will set any performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which any performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, without limitation, continued employment), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)            Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit or Performance Share and may accelerate the time at which any restrictions will lapse or be removed.

(f)            Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units or Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof, subject to the applicable Award Agreement.

(g)            Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of earned Performance Units or Performance Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Performance Units or Performance Shares. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13. Notwithstanding the foregoing, if any Award Agreement provides for dividend equivalents with respect to Performance Units or Performance Shares, such dividend equivalents may be earned in Shares or cash but will be subject to the same performance conditions and restrictions on transferability and forfeitability as the Performance Units or Performance Shares with respect to which they relate and if the Performance Unites or Performance Shares are not earned or forfeited to the Company such dividend equivalents shall also be not earned or forfeited..

(h)            Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company.

11.            Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.            Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, hedged, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will not be transferable other than for no consideration and will contain such additional terms and conditions as the Administrator deems appropriate.

13.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)	Adjustments.

(i)	In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan and the number, class, and price of shares covered by each outstanding Award and the numerical Share limits in Section 3.

(ii)	Upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding clause (i) or a sale of all or substantially all of the business or assets of the Company as an entirety, unless specified otherwise in the applicable Award Agreement, the Administrator will equitably and proportionately adjust the performance objectives applicable to any then-outstanding performance-based Awards to the extent necessary to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan with respect to such Awards.

(iii)	It is intended that, if possible, any adjustments contemplated by the preceding clauses (i) and (ii) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Code Sections 424 and 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b)            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)            Certain Transactions. In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company (including a Change in Control), each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) whether with or without a Participant’s consent, including, without limitation, that (i) such Award will be assumed, or a substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices as set forth in Section 13(a); (ii) (1) such Award will terminate in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights as of the date of the occurrence of such transaction (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights thereunder, then such Award may be terminated by the Company without payment), or (2) such Awards will be replaced with other rights or property selected by the Administrator in its sole discretion; (iii) modify the terms of such Awards to add events, conditions or circumstances (including termination of employment within a specified period after such transaction) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Administrator) after closing; (v) provide that for a period of at least 20 days prior to the transaction, any Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the transaction will be exercisable as to all Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the transaction and if the transaction does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Stock Options or Stock Appreciation Rights not exercised prior to the consummation of the transaction will terminate and be of no further force and effect as of the consummation of the transaction or (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of the same Award, similarly. In the event that the consideration paid in a transaction includes contingent value rights, earnout or indemnity payments or similar payments, then the Administrator will determine if Awards settled under clause (iii)(A) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Administrator in its sole discretion) or (b) entitled to a share of such contingent consideration.

Without limiting the generality of the foregoing, unless the Administrator determines otherwise or as otherwise provided in the applicable Award Agreement, if a Participant’s employment is terminated by the Company or any successor entity thereto without Cause, or the Participant resigns his or her employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each Award granted to such Participant prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, with any outstanding Performance Units or Performance Shares deemed earned at the level specified in the applicable Award Agreement, and (ii) any Common Stock deliverable pursuant to Restricted Stock Units will be delivered promptly (but no later than 15 days) following such Participant’s termination of employment. Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

14.	Tax.

(a)            Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)            Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)            Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of, or be exempt from, Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A and (ii) the Participant is a specified employee as defined in Code Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (by accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(d)            No Representations or Warranties. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan or any Award are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section or the requirements for exemption from that section. In no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes, penalties or interest owed by a Participant or any other person pursuant to Section 409A of the Code.

15.            No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its Parent or Subsidiaries, nor will they interfere in any way with the Participant’s right or the right of the Company or any of its Parent or Subsidiaries, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.            Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.            Term of Plan. The Plan will become effective upon its approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws, and will continue in effect for a term of ten (10) years from the date of such approval, unless terminated earlier under Section 18.

18.	Amendment and Termination of the Plan.

(a)            Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan provided that the Board shall not amend the no-Repricing provision in Section 4(b).

(b)            Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)            Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially adversely affect the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date in accordance with their applicable terms.

19.	Conditions Upon Issuance of Shares.

(a)            If the Administrator at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 23, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Administrator. The Administrator may direct that any stock certificate (or other appropriate document or evidence of ownership) evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Administrator may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

(b)	The term “Consent” as used in this Section 19 with respect to any Plan Action includes:

(i)	any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States,

(ii)	any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Administrator may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made,

(iii)	any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency,

(iv)	any and all consents by the Participant to:

1.	the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Administrator deems advisable to administer the Plan,

2.	the Company’s deducting amounts from the Participant’s wages, or another arrangement satisfactory to the Administrator, to reimburse the Company for advances made on the Participant’s behalf to satisfy certain withholding and other tax obligations in connection with an Award,

3.	the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on Shares delivered under the Plan and

4.	any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Administrator.

Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.

20.            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or non U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

21.            Forfeiture Events. Certain Participants and any Awards held by them may be subject to any clawback policy of the Company currently in effect or that may be established and amended from time to time (the “Clawback Policy”), or other forfeiture, return or reimbursement obligations arising under Applicable Laws. The Administrator may require such Participants to forfeit, return or reimburse to the Company all or a portion of their Awards and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

22.            Offset. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Administrator otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Administrator will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

23.    Governing Law. THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

24.	Disputes.

(a)            The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to final and binding arbitration as the sole method of resolving any Covered Disputes between the Participant and the Company (or its affiliates or other employees).

(b)            Neither the Company nor any Participant will commence or pursue any litigation against the other on any claim or cause of action that is a Covered Dispute.

(c)            Any arbitration under the Plan shall be governed by the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, subject to the provisions of the Plan. All arbitration fees payable to the AAA shall be apportioned as required by the AAA Rules, or as ordered by the arbitrator. If, however, the Covered Dispute is an employment dispute, then the AAA Employment Arbitration Rules shall instead apply. If there is any dispute over which set of rules applies, the arbitrator shall decide.

(d)            THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING ALL RIGHTS THEY MAY HAVE TO PRESENT ANY COVERED DISPUTES AGAINST EACH OTHER TO A JURY OR IN COURT.

(e)            THE PARTIES MAY BRING CLAIMS AGAINST ONE ANOTHER ONLY IN AN INDIVIDUAL CAPACITY AND NOT AS A PLAINTIFF, CLASS REPRESENTATIVE, OR MEMBER OF ANY PURPORTED CLASS, COLLECTIVE, REPRESENTATIVE, OR AGGREGATE PROCEEDING. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO BRING, OR PARTICIPATE IN, ANY CLAIM AS PART OF ANY CLASS, COLLECTIVE, REPRESENTATIVE, OR AGGREGATE PROCEEDING. THE ARBITRATOR SHALL NOT CONSOLIDATE PROCEEDINGS INVOLVING MORE THAN ONE PERSON’S CLAIMS AND SHALL NOT AUTHORIZE OR PRESIDE OVER ANY FORM OF A CLASS, COLLECTIVE, REPRESENTATIVE, OR AGGREGATE PROCEEDING.

(f)            The arbitrator shall have the power to award compensatory and punitive damages, to award preliminary and injunctive relief, and to make any other award the arbitrator deems is necessary to a just and efficient resolution of any dispute. In the event the arbitrator awards preliminary injunctive relief, the arbitrator shall have the power to award damages, including punitive damages, for any breach of any preliminary injunction.

(g)            The arbitrator shall have the power to determine his or her own jurisdiction (subject to the limitations of Section 24(e)), and any claim that any dispute, claim or cause of action is not subject to arbitration shall be submitted for final resolution to the arbitrator; except that any dispute over the enforceability or validity of the prohibition on class, collective, representative, aggregate or group actions shall be decided by a court and not the arbitrator. In the event that a court were to determine that a class, collective, aggregate, or group action could proceed (despite the prohibition in this Section 24), then such resulting action must be brought and maintained in a court, not before an arbitrator. Any claims or disputes regarding the payment of costs for the arbitrator, the administrator, or the forum for arbitration, including the timing of such payments, the remedies for nonpayment and whether the costs are unconscionable under applicable law, shall be determined exclusively by an arbitrator, and not by any court.

(h)            Each Participant, as a condition to such Participant’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 24, except that a Participant may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim). This provision shall not apply to circumstances in which applicable law would deem it prohibited or unenforceable.

(i)            If any portion of this Section 24 is deemed invalid, illegal, or unenforceable, then the narrowest possible portion of this Section 24 shall be reformed or, if such reformation does not occur, shall be severed; but the remainder of this Section 24 shall remain in full force and effect.

(j)           This Section 24 shall survive termination of employment.